EXHIBIT 1.07

EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement"), dated as of January 13, 2005, is entered into by and among Moscow CableCom Corp., a Delaware corporation (the "Company"), and Donald Miller-Jones ("Executive").

RECITALS

            A.        The Company is a holding company that holds, directly or indirectly, 100% of the outstanding equity interests of ComCor-TV ("ComCor-TV"), a company organized in the Russian Federation ("Russia").  ComCor-TV delivers cable television, high speed data transmission and Internet services to customers in Moscow, Russia.

            B.         The Company wishes to employ Executive, and Executive wishes to be employed by the Company, to serve as Chief Financial Officer of the Company and of ComCor-TV, under the terms and conditions contained herein.

            C.        Pursuant to a separate agreement (the "Option Agreement"), Executive is being granted options (the "Options") to purchase 406,367 shares of the Company's common stock.

AGREEMENT

            In consideration of the rights and obligations created hereunder, the parties hereto hereby agree as follows:

            1.         Term; Position, Duties and Reporting.

                        (a)        Term.  Executive's employment by the Company will begin on the date of this Agreement (the "Effective Date") and will continue for a period of three years from the Effective Date, unless earlier terminated in accordance with Section 4 (as applicable, the "Term").

                        (b)        Position, Duties and Reporting.  Executive will serve as Chief Financial Officer of the Company and of ComCor-TV.  In his capacity as Chief Financial Officer of the Company and of ComCor-TV, Executive will devote substantially his full business time, energy, and ability to the businesses of the Company and ComCor-TV, and will have the duties, responsibilities and authority that the Company's board of directors (the "Board") and the Management Board of ComCor-TV, respectively, have established as of the date hereof, or that the Chief Executive Officer of the Company and the Chairman of the Management Board of ComCor-TV, respectively, may hereafter establish, which duties, responsibilities and authority are customarily required of and given to the chief financial officer of other companies doing business in Russia.  In his capacity as Chief Financial Officer of the Company and of ComCor-TV, Executive will perform his duties and responsibilities at ComCor-TV's offices in Moscow, Russia, and will report directly to the Chief Executive Officer of the Company and to the Chairman of the Management Board of ComCor-TV, respectively.

            2.         Compensation; Bonus; Benefits.

                        (a)        Salary.  For all services to be provided by Executive hereunder, and in addition to the Options, Executive will initially receive during the Term a base annual salary of €165,000.00, payable monthly in arrears.  Executive's base annual salary will be reviewed by the Board as of each anniversary of the Effective Date and may be increased as determined by the Board.  Executive's base annual salary as so increased may not be decreased.

                        (b)        Bonus.  At the end of each year during which Executive is employed by the Company for any amount of time, for services to be provided by Executive hereunder, Executive will be eligible to receive a bonus in cash or in shares of the Company's stock as approved by the Board, subject to Executive having met such performance targets as the Board has established as of the date hereof or may hereafter establish, in an amount per year between 10% and 35% of Executive's then-current base annual salary.  Such bonus may be increased up to an amount equal to 50% of Executive's then-current base annual salary for outstanding performance, as determined by the Board.  Any bonus payable pursuant to this Section 2(b) will be paid within 15 days after approval thereof.

                        (c)        Basic Benefits.

                        (i)         Benefit Plans.  During the Term (and thereafter in accordance with Section 4), the Company will provide Executive with the benefits of such insurance plans (including life, medical, dental, disability, travel and directors and officers insurance), hospitalization plans, pension contribution plans, 401(k) plans, and other U.S.-based employee benefit plans (A) as the Company adopts from time to time, (B) as are at least comparable to those provided to other senior executives of the Company, and (C) as are at least comparable to those customarily provided to the chief financial officer of other companies doing business in Russia.  The Company may provide such benefits directly by having Executive participate in the Company's benefits plan, or the Company may provide any portion of such benefits by reimbursing Executive for premiums he pays to acquire such benefits under private plans agreed upon between Executive and the Company.

                        (ii)        Family Coverage.  During the Term (and thereafter in accordance with Section 4), Executive's immediate family (consisting of his spouse or partner and any dependent children) will be fully covered by the benefits package described in Section 2(c)(i).

                        (iii)       Sick Leave and Vacation.  During the Term, Executive will be entitled to sick leave and vacation (A) in accordance with the Company's established policies applicable to other senior executives of the Company and (B) at least comparable to those customarily provided to the chief financial officer of other companies doing business in Russia.  In addition, the Company will provide reasonable paid emergency leave to Executive in the case of serious injury to Executive or any member of his immediate family or death of any member of his immediate family.

                        (iv)       Airfare.  During the Term, once per quarter the Company will promptly pay or reimburse Executive (at Executive's option) for airfare up to an amount equal to the cost of two business-class round trips between Moscow, Russia, and the international airport most convenient to School Farm House, Birch Grove, Horsted Keynes, West Sussex RH17 7DQ, United Kingdom (the "Residence"), as well as all related rental car or airport transfer expenses.

                        (v)        Automobile.  During the Term, the Company (A) will provide Executive with an automobile, which will be of an age, make and model, and will have characteristics and amenities, comparable to automobiles provided to other senior executives of the Company, if applicable, and at least comparable to automobiles customarily provided to the chief financial officer of other companies doing business in Russia, and (B) will promptly pay or (at Executive's option) reimburse Executive for all expenses related to such automobile, including fuel, insurance and maintenance.

                        (vi)       Tax Return Preparation and Filing.  For such period of time as Executive's U.S. (including any applicable state) or foreign tax returns are affected by this Agreement or the services to be provided by Executive hereunder, the Company will promptly pay or (at Executive's option) reimburse Executive for the cost to prepare and file all such U.S. (including any applicable state) and foreign tax returns.

                        (d)        Business Expenses.  The Company will promptly pay or (at Executive's option) reimburse Executive for all reasonable business expenses incurred by Executive in carrying out Executive's duties under this Agreement.

            3.         Other Payments.

                        (a)        Relocation.  The Company will promptly pay or (at Executive's option) reimburse Executive for all reasonable expenses for the relocation of Executive and his immediate family (consisting of his spouse or partner and any dependent children) from the Residence to Moscow, Russia, including business-class airfare, the costs of shipping household effects to Moscow, Russia (or, at Executive's option, a one-time allowance of €10,000.00 in lieu of such costs of shipping household effects), the costs of storing unshipped items in the city of the Residence, and living expenses (including hotel, car rental, and meals) for Executive and his immediate family until they have relocated to housing arranged for them in Moscow, Russia in accordance with Section 3(b).  In addition, the Company will promptly pay or (at Executive's option) reimburse Executive for all expenses for visas, work permits, and all other governmental approvals and/or permits that are necessary or appropriate in connection with such relocation and the services to be provided by Executive hereunder, whether such expenses are incurred before, on or after the date hereof.

                        (b)        Housing.  During the Term, the Company (A) will provide Executive with an apartment, which will be of a size and location, and will have characteristics and amenities, comparable to housing provided to other senior executives of the Company, if applicable, and at least comparable to housing customarily provided to the chief financial officer of other companies doing business in Russia, and (B) will promptly pay or (at Executive's option) reimburse Executive for all expenses related to such housing, including gas, electricity, water and other utilities, sewer, garbage, insurance, maintenance and security.

                        (c)        Document Preparation Expenses.  The Company will promptly pay or (at Executive's option) reimburse Executive for all reasonable attorneys' and accountants' fees and related expenses incurred by Executive in connection with the preparation and execution of this Agreement and the Option Agreement.

            4.         Termination.  Executive's employment hereunder will terminate on the following terms and conditions:

                        (a)        Death.  If Executive dies during the Term:

                        (i)         within 15 days after the date of death, Executive's base annual salary will be paid through and including the date of death,

                        (ii)        within 15 days after the date of death, Executive's estate will be paid an amount equal to the greater of (A) six months of Executive's base annual salary and (B) eighteen months of Executive's base annual salary minus the aggregate amount of base annual salary paid to Executive from the Effective Date through and including the date of death,

                        (iii)       within 15 days after the date of death, Executive's estate will be paid for Executive's earned but unused vacation days under Section 2(c)(iii) ("Sick Leave and Vacation"), in accordance with the Company's established policies applicable to other senior executives of the Company and at least comparable to those customarily provided to the chief financial officer of other companies doing business in Russia,

                        (iv)       the Company will promptly pay or (at Executive's estate's option) reimburse Executive's estate for all reasonable expenses for the relocation of Executive's immediate family (consisting of his spouse or partner and any dependent children) from Moscow, Russia, to the Residence, including business-class airfare, the costs of shipping household effects to the Residence, and living expenses (including hotel, car rental, and meals) for Executive's immediate family until they have relocated to the Residence, and thereafter the benefits under Section 3(b) ("Housing") will terminate,

                        (v)        the benefits under Sections 2(c)(i) ("Benefit Plans") and 2(c)(ii) ("Family Coverage") will continue with respect to Executive's immediate family through the eighteenth month following the Effective Date,

                        (vi)       the benefits under Section 2(c)(vi) ("Tax Return Preparation and Filing") will continue with respect to Executive's immediate family as long as necessary in accordance with the terms of such Section, and

                        (vii)      the benefits under Sections 2(c)(iv) ("Airfare") and 2(c)(v) ("Automobile") will terminate on the date of death.

                        (b)        Disability.  If Executive becomes disabled during the Term:

                        (i)         the Company may terminate Executive's employment 30 days after receipt by Executive or his duly appointed legal representative of a notice of termination,

                        (ii)        Executive's base annual salary will be paid through such date of termination,

                        (iii)       on such date of termination Executive or his duly appointed legal representative will be paid an amount equal to the greater of (A) six months of Executive's base annual salary and (B) eighteen months of Executive's base annual salary minus the aggregate amount of base annual salary paid to Executive from the Effective Date through and including such date of termination,

                        (iv)       on such date of termination Executive or his duly appointed legal representative will be paid for Executive's earned but unused vacation days under Section 2(c)(iii) ("Sick Leave and Vacation"), in accordance with the Company's established policies applicable to other senior executives of the Company and at least comparable to those customarily provided to the chief financial officer of other companies doing business in Russia,

                        (v)        the Company will promptly pay or (at Executive's or his duly appointed legal representative's option) reimburse Executive or his duly appointed legal representative for all reasonable expenses for the relocation of Executive and his immediate family (consisting of his spouse or partner and any dependent children) from Moscow, Russia, to the Residence, including business-class airfare, the costs of shipping household effects to the Residence, and living expenses (including hotel, car rental, and meals) for Executive and his immediate family until they have relocated to the Residence, and thereafter the benefits under Section 3(b) ("Housing") will terminate,

                        (v)        the benefits under Sections 2(c)(i) ("Benefit Plans") and 2(c)(ii) ("Family Coverage") will continue through the eighteenth month following the Effective Date,

                        (vi)       the benefits under Section 2(c)(vi) ("Tax Return Preparation and Filing") will continue as long as necessary in accordance with the terms of such Section, and

                        (vii)      the benefits under Sections 2(c)(iv) ("Airfare") and 2(c)(v) ("Automobile") will terminate on such date of termination.

For purposes of this Section 4(b), Executive will be considered "disabled" if he is unable to effectively perform his duties hereunder by reason of any medically determinable physical or mental impairment that can be expected to result in death within 12 months or that has lasted or can be expected to last for a continuous period of not less than six months.

                        (c)        Termination For Cause.  The Company may immediately terminate Executive's employment for "Cause" by giving written notice thereof to Executive, and in such event Executive's base annual salary will be paid through such date of termination, and thereafter Executive's rights under this Agreement will cease and no further payments hereunder will be made, except for Executive's rights under Sections 2(d) and 3(c) with respect to unreimbursed fees and expenses incurred by Executive prior to such date of termination, which the Company will reimburse Executive for within 15 days after such date of termination.  For purposes of this Agreement, any one or more of the following events will constitute "Cause":

                        (i)         Executive's conviction of (or pleading nolo contendere or equivalent) to a felony or serious misdemeanor or the equivalent under the laws of another jurisdiction;

                        (ii)        Executive's willful misconduct, gross negligence, or perpetration of or participation in a fraud or the equivalent under the laws of another jurisdiction, where such acts are materially injurious to the Company or any of its subsidiaries; or

                        (iii)       Executive's continuous nonfeasance with regard to his duties, after notice, an opportunity for Executive to appear before the Board, and a reasonable opportunity for Executive to perform.

                        (d)        Termination Without Cause.  The Company may terminate Executive's employment without Cause by delivering to Executive written notice of termination three months prior to the date of termination or, if such termination is to occur within the first 12 months after the Effective Date, six months prior to the date of termination.

                        (i)         If Executive's employment is terminated without Cause:

                        (A)       Executive's base annual salary will be paid through such date of termination,

                        (B)       on such date of termination Executive will be paid for any earned but unused vacation days under Section 2(c)(iii) ("Sick Leave and Vacation"), in accordance with the Company's established policies applicable to other senior executives of the Company and at least comparable to those customarily provided to the chief financial officer of other companies doing business in Russia,

                        (C)       the Company will promptly pay or (at Executive's option) reimburse Executive for all reasonable expenses for the relocation of Executive and his immediate family (consisting of his spouse or partner and any dependent children) from Moscow, Russia, to the Residence, including business-class airfare, the costs of shipping household effects to the Residence, and living expenses (including hotel, car rental, and meals) for Executive and his immediate family until they have relocated to the Residence, and thereafter the benefits under Section 3(b) ("Housing") will terminate,

                        (D)       Executive's benefits under Sections 2(c)(i) ("Benefit Plans") and 2(c)(ii) ("Family Coverage") will continue through the eighteenth month following the Effective Date,

                        (E)       Executive's benefits under Section 2(c)(vi) ("Tax Return Preparation and Filing") will continue as long as necessary in accordance with the terms of such Section, and

                        (F)       Executive's benefits under Sections 2(c)(iv) ("Airfare") and 2(c)(v) ("Automobile") will terminate on such date of termination.

                        (ii)        In addition to the provisions of Section 4(c)(i), if Executive's employment is terminated without Cause and the date of termination is before the first anniversary of the Effective Date, on such date of termination Executive will be paid an amount equal to eighteen months of Executive's base annual salary minus the aggregate amount of base annual salary paid to Executive from the Effective Date through and including such date of termination.

                        (iii)       In addition to the provisions of Section 4(c)(i), if Executive's employment is terminated without Cause and the date of termination is on or after the first anniversary of the Effective Date, on such date of termination Executive will be paid an amount equal to the greater of (A) six months of Executive's base annual salary and (B) eighteen months of Executive's base annual salary minus the aggregate amount of base annual salary paid to Executive from the Effective Date through and including such date of termination.

                        (e)        Termination of Employment by Executive for Good Reason.  Executive may terminate his employment for Good Reason by delivering written notice to the Company 30 days prior to the date of termination, and in such event his employment termination will be treated as termination by the Company without Cause under Section 4(d).  For purposes of this Agreement, "Good Reason" means:

                        (i)         a material diminution of Executive's titles, offices, positions or authority, excluding for this purpose an action not taken in bad faith and that is remedied within thirty days after receipt of written notice thereof given by Executive to the Company;

                        (ii)        the assignment to Executive of any duties materially inconsistent with Executive's position as Chief Financial Officer of the Company and of ComCor-TV, excluding for this purpose an action not taken in bad faith and that is remedied within thirty days after receipt of written notice thereof given by Executive to the Company;

                        (iii)       the failure by the Company to timely make any payment due hereunder or to comply with any of the material provisions of this Agreement, other than a failure not occurring in bad faith and that is remedied within thirty days after receipt of written notice thereof given by Executive to the Company; or

                        (iv)       the occurrence of a Change of Control.  For purposes of this Agreement, a "Change of Control" will be deemed to have occurred if (A) an individual, entity or group, as defined by Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, that does not now beneficially own shares representing more than 50% of the Company's or ComCor-TV's outstanding share voting power (other than the Columbus Nova entity that on the date hereof owns shares in the Company, or an affiliate of such Columbus Nova entity) acquires beneficially shares representing more than 50% of the outstanding share voting power of the Company or ComCor-TV, respectively; or (B) a merger, acquisition or sale of all or substantially all of the assets of the Company or ComCor-TV occurs, in which an individual, entity or group, as defined by Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, that does not now beneficially own shares representing more than 50% of the Company's or ComCor-TV's outstanding share voting power (other than the Columbus Nova entity that on the date hereof owns shares in the Company, or an affiliate of such Columbus Nova entity) receives beneficially shares representing more than 50% of the outstanding share voting power of the surviving, successor or acquiring company's common equity.

                        (f)         Resignation By Executive Without Good Reason.  Even in the absence of Good Reason, Executive may resign from his employment with the Company at any time, and in such event Executive's base annual salary will be paid through the effective date of such resignation, and thereafter Executive's rights under this Agreement will cease and no further payments hereunder will be made, except for Executive's rights under Sections 2(d) and 3(c) with respect to unreimbursed fees and expenses incurred by Executive prior to the effective date of such resignation, which the Company will reimburse Executive for within 15 days after the effective date of such resignation.

            5.         Russian Taxes.  Any and all amounts payable to, or benefits of, Executive, his immediate family, his estate and/or his duly appointed legal representative, as applicable, under this Agreement (including without limitation pursuant to Sections 2, 3, 4 and/or 9) will be net of any taxes, social security contributions and other payments required by governmental authorities in Russia in respect thereof or arising from or relating to this Agreement or the services to be provided by Executive hereunder (collectively, "Russian Taxes"), and such benefits will be provided, and such amounts will be paid, without any diminishment as a result of any applicable Russian Taxes, and the Company will bear full responsibility for, and will timely pay, all applicable Russian Taxes.

            6.         Confidentiality.

                        (a)        Nondisclosure and Nonuse of Confidential Information.  Executive will not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except as required by applicable law and except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Board, the Management Board of ComCor-TV, the Chief Executive Officer of the Company or the Chairman of the Management Board of ComCor-TV, as applicable.  Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  For purposes of this Agreement, "Confidential Information" means information that is not generally known to the public and that is developed by the Company or ComCor-TV in connection with their businesses, including (i) products or services, (ii) costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customer and client information (including customer or client lists), (xii) copyrightable works, (xiv) all technology and trade secrets, and (xv) business plans and financial models.  Confidential Information does not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information.  Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination.

                        (b)        Delivery or Destruction of Materials upon Termination of Employment.  As requested by the Board, the Management Board of ComCor-TV, the Chief Executive Officer of the Company or the Chairman of the Management Board of ComCor-TV from time to time, and upon the termination of Executive's employment hereunder for any reason, either:

                        (i)         Executive will promptly deliver to such requesting party, or

                        (ii)        at Executive's request, which will not be unreasonably denied by such requesting party, Executive will destroy,

all copies and embodiments, in whatever form, of all Confidential Information in Executive's possession or within his control, irrespective of the location or form of such material and, if requested by such requesting party, will provide such requesting party with written confirmation that all such materials have been so delivered or destroyed, as applicable.

            7.         Full Settlement.  Executive will not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement.  The Company agrees, to the fullest extent permitted by law, to promptly pay or (at Executive's option) reimburse Executive for all legal fees and expenses that Executive may reasonably incur as a result of any contest by the Company or Executive of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), but only if Executive is successful on the merits of any such contest.

            8.         Notices.  All communications, requests, consents and other notices provided for in this Agreement must be in writing and must be delivered personally, telecopied (if receipt is confirmed by the recipient), or sent by internationally recognized overnight delivery service to the parties at the following addresses (or to such other person or address for a party as specified by such party by like notice) (notice will be deemed given upon receipt, if delivered personally, by overnight delivery service or by telecopy):

(a)        If to the Company:

                                    Moscow CableCom Corp.
                                    405 Park Avenue
                                    Suite 1203
                                    New York, New York 10022
                                    Attn:  Oliver R. Grace, Jr.

                        (b)            If to Executive:

                                    Moscow CableCom Corp.
                                    405 Park Avenue
                                    Suite 1203
                                    New York, New York 10022
                                    Attn:  Mr. Donald Miller-Jones

            9.         Dispute Resolution.  Any dispute between the parties hereto arising out of or related to this Agreement, the Options or the Option Agreement will be finally settled through binding arbitration under the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association.  The arbitration will be heard by a single arbitrator, who will be knowledgeable of the cable and telecommunications industry.  The parties will use reasonable efforts to agree upon an arbitrator within 30 days after commencement of the arbitration.  If the parties are unable to agree, the arbitrator will be appointed as provided under the Rules.  The arbitration will be conducted in the English language and will be seated in London, England.  Any court of competent jurisdiction may enter final judgment on the arbitrator's award.

            10.       Governing Law.  This Agreement and all matters and issues collateral thereto will be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to principles governing conflicts of law.  Each party hereto, to the fullest extent permitted by the laws of Russia, waives any and all rights that it may have under the laws of Russia that might be inconsistent with the terms of this Agreement and, to the extent such rights cannot be validly waived, each party hereto will exercise such rights only to the extent consistent with this Agreement.

            11.       Waiver.  Any party may waive compliance by another with any of the provisions of this Agreement, but any such waiver must be in writing.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision hereof will be construed as a waiver of any other provision or as a subsequent waiver of the same provision.

            12.       Severability.  If any provision of this Agreement is deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, such provision will be considered divisible and such provision will be deemed immediately amended and reformed to include only such portion thereof as is enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

            13.       Assignment.  Neither the Company nor Executive may assign any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party hereto.  This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, and permitted successors and assigns.

            14.       Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings, agreements or representations by the parties, written or oral, that relate to the subject matter of this Agreement.

            15.       No Benefit to Others.  The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns, and they will not be construed as conferring and are not intended to confer any rights on any other person.

            16.       Amendments.  No provision of this Agreement may be amended except by an instrument in writing signed by all of the parties hereto.

            17.       Headings.  The section headings of this Agreement are for reference purposes only and are not to be given effect in the construction or interpretation of this Agreement.

            18.       Interpretation.  As used in this Agreement, except as otherwise indicated herein or as the context may otherwise require: (a) the words "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (b) the words "hereof," "herein," "hereunder," and comparable terms refer to the entirety of this Agreement, and not to any particular section or other subdivision hereof; (c) any pronoun will include the corresponding masculine, feminine, and neuter forms; (d) the singular includes the plural and vice versa; (e) references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; (f) references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; and (vii) references to "Section," or another subdivision are to a section or subdivision hereof.

            19.       Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

            20.       Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Company and Executive, intending to be legally bound, have executed this Agreement on the day and year above first written.

                                                                        THE COMPANY:

Moscow CableCom Corp.

                                                                        a Delaware corporation

                                                                        By:       __/s/ Andrew M. O'Shea__________

                                                                        Name: __Andrew M. O'Shea____________

                                                                        Title:     ___Chief Financial Officer________

                                                                        EXECUTIVE:

                                                                        __/s/ Donald Miller-Jones_______________

                                                                        Donald Miller-Jones